UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Securities Exchange Act of 1934

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SPRINT NEXTEL CORPORATION
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The following transcript and related slides relate to the Sprint Nextel Corporation quarterly employee meeting that took place on October 29, 2012.

SELECTED PORTIONS OF QUARTERLY EMPLOYEE MEETING TRANSCRIPT

. . . THE SPEAKER: So thank you. A great job on the deal with SoftBank. Obviously it helps bolster our balance sheet. But my question is there’s still, what I would say an elephant in the room, which is how do we still acquire customers or steal customers from AT&T and Verizon moving forward? How do we move the needle in that way? Are we just going to strictly focus on margin expansion, which is great or are we going to attempt to steal customers directly from Verizon and AT&T?

MR. HESSE: The deal of stealing customers from our competitors is to provide the best company experience. One is value unlimited simplicity, second is customer service but, quite frankly, the underpinning is a great network. We now have the money to have the best network which we haven’t had. And that is how we’re going to differentiate ourselves going forward. So maintaining simplicity and unlimited, that’s a plan we have. Having the best customer service in the industry and then just having one hell of a great network. And I think, you know, again it is going to take us awhile, if you will, catch up but at least now we have the money to catch up. So AT&T is quite frankly fighting us in Washington right now. They hate what’s just happening here. This is not good for them. It is great for us. So good question.

THE SPEAKER: I have another question in the audience, would you please stand and ask your question.

THE SPEAKER: SoftBank is pouring tens of millions of dollars or millions of dollars or billions of dollars to purchase us. What happens if they default on that debt? What happens to Sprint?

MR. HESSE: Well, a lot of that is, I won’t comment on it here. I don’t think the risk is very high. I will let those answers be, you know, answered by SoftBank in terms and our other kind of legal documents. We’ve considered that. . . .

THE SPEAKER: Dan, can you share your vision on how SoftBank will influence our day-to-day operations in the future?

MR. HESSE: Well, no. Sorry about that.

THE SPEAKER: As a follow-up to that, what can you say about leadership and culture at SoftBank?

MR. HESSE: You know, actually we haven’t spent in terms of the company itself, you know, it is a Japanese company and they understand it is a Japanese company and we’re an American company. So as a result, a successful culture in Japan is by definition going to be different than a successful culture in the U.S. And I think they very much like the culture they have seen at Sprint. So, you know, honestly because the deal has only been done for two weeks. We focused so intently on the market and, if you will, the transaction. I think they spent a lot more time on the culture of Sprint than I have spent on the culture of SoftBank. What I will say, though, is they have a profitability driven culture and a performance driven culture and accountability driven culture, so I think a lot of elements are very similar to ours. If you take a look at our financial performance in the last six years in wireless they have increased every year. They are the only wireless company in Japan. Thick or thin no matter what goes on in the economy their profits are up every single year. So they have — I do know they are very focused on accountability and financial performance.

THE SPEAKER: Do you know what they say about curiosity and the cat. But I was curious, did you know Masa before this event? Who called who first?

MR. HESSE: No. That’s right. Everything will be in the merger proxy. So you will have an opportunity to read all about it there. Do you want to come up here, Charlie?

THE SPEAKER: SoftBank has been known to be pretty innovative. Is there anything that they are doing in particular that has peaked your interest in terms of innovation, things that are new for maybe the American market that they are doing currently in Japan?

MR. HESSE: Yeah, a couple of things. No. 1 is Japan is very densely populated. And there’s a tremendous amount of, for example, data load required in a very condensed area let’s say in parts of Tokyo. So things they have done in terms of small cell sites, WIFI offload, a lot that they have done in 4G is pretty darn innovative, they have to be because there is so much concentration in a small area. Apps like mobile payments, they are way ahead of us and we know they are going in that direction. Those would be a couple of examples.

By the way, one thing I will say with respect to the previous question because this I have said publicly is I did know Masa and SoftBank before. I won’t get into who called who or anything like that. But I did. I have known that company for quite awhile. I ran a company called Terrabien and SoftBank was our largest investor so there is familiarity from that perspective. . . .

THE SPEAKER: Dan, do you think that SoftBank deal will affect Sprint’s local corporate giving efforts?

MR. HESSE: Right now I don’t expect it to have any impact whatsoever on our local giving or local philanthropy. We have a very strong culture at Sprint in terms of CSR, corporate social responsibility on many facets which is not only green but our commitment to our communities. I would not expect that to change going forward. . . .

But you know, I hope you understand and soon you will be hearing more. I ask you, even though we’ve had some strong quarters and we just put in another good, solid quarter that we need to continue to execute this quarter and the first few quarters of next year, it is expected this transaction will close some time in the middle of the year. So we really have to focus on as if this transaction hadn’t happened, continue to focus on our business, perform quarter after quarter. But I’m also very excited that, you know, once this transaction does close and we fully expect it to close, that we’re going to be entering a very, very exciting chapter in our company’s history. I mean this has been a long pull from where we were four and-a-half years ago. We’ve made incredible progress. Again if you take a look at that, the turn-around plan in phase one, now phase two.

Masa said a couple of times publicly. Sprint has been competing with two huge companies with huge arsenals of weapons, with no guns and no bullets. Okay. And he’s not far off. I mean I feel as though we’ve been competing with one hand tied behind our back compared to the assets and the financial resources the other guys have had. We’ve cut lots of corners. We’ve seen lots of great opportunities that we’ve had to watch go away because we didn’t have the financial resources, whatever they are. We looked at a lot of them. We just didn’t have the money. What will be so great will still be as focused on the bottom line after this transaction as we are now. That’s one of the things that attracted SoftBank to us. Culturally we do share a performance culture and a profitability culture, but if you have that but you also have the financial resources that your big competitors have and you don’t have to, if you see an opportunity that makes sense for our shareholders, that is creative to our shareholders, you have the balance sheet to be able to take advantage of it, that’s a great place to be, especially in this industry.

Because this is a heavy investment stream. You have to have that will really strong balance sheet because to play in the big leagues, that’s what it takes. So I couldn’t be more excited about what the future holds for us. Now I have absolutely no doubt that some day we will be the best wireless carrier in America. Thanks.

* * * * *

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transaction between Sprint Nextel Corporation (“Sprint”) and SoftBank Corporation (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”) pursuant to a merger agreement and bond purchase agreement. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approval by Sprint’s stockholders may not be obtained; (2) there may be a material adverse change of SoftBank or Sprint or the respective businesses of SoftBank or Sprint may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; and (5) other risk factors as detailed from time to time in Sprint’s and Starburst II’s reports filed with the Securities and Exchange Commission (“SEC”), including Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and the proxy statement/prospectus to be contained in Starburst II’s Registration Statement on Form S-4, which are (or will be, when filed) available on the SEC’s web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

None of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Starburst II plans to file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Sprint, and that also will constitute a prospectus of Starburst II. Sprint will mail the proxy statement/prospectus to its stockholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus, as well as other filings containing information about Sprint, SoftBank and Starburst II, will be available, free of charge, from the SEC’s web site (www.sec.gov). Sprint’s SEC filings in connection with the transaction also may be obtained, free of charge, from Sprint’s web site (www.sprint.com) under the tab “About Us – Investors” and then under the heading “Documents and Filings – SEC Filings,” or by directing a request to Sprint, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Shareholder Relations or (913) 794-1091. Starburst II’s SEC filings in connection with the transaction (when filed) also may be obtained, free of charge, by directing a request to SoftBank, 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo 105-7303, Japan; telephone: +81.3.6889.2290; e-mail: ir@SoftBank.co.jp.

Participants in the Merger Solicitation

The respective directors, executive officers and employees of Sprint, SoftBank, Starburst II and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Sprint’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2011. Other information regarding the interests of such individuals as well as information regarding SoftBank’s and Starburst II’s directors and executive officers will be available in the proxy statement/prospectus when it becomes available. These documents can be obtained free of charge from the sources indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Sprint

7:00
SAMSUNG
7:00
LG
10:10
SAMSUNG
7:00
Dallas

Quarterly Employee Meeting Dan Hesse, CEO October 29, 2012

© 2012 Sprint.  This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient.
Any review, use, distribution or disclosure is prohibited without authorization.
Quarterly Employee
Meeting
2
Cautionary Statement Regarding Forward Looking Statements
This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,”
“expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.
This document contains forward-looking statements relating to the proposed transaction between Sprint Nextel Corporation (“Sprint”) and SoftBank Corporation (“SoftBank”)
and its group companies, including Starburst II, Inc. (“Starburst II”) pursuant to a merger agreement and bond purchase agreement. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength;
the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approval by Sprint’s stockholders may not be obtained; (2) there may be a material adverse change of SoftBank or Sprint or the respective businesses of SoftBank or
Sprint may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; and (5) other risk factors as detailed from time to time in Sprint’s and Starburst II’s reports filed with the Securities and Exchange
Commission (“SEC”), including Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30,
2012 and the proxy statement/prospectus to be contained in Starburst II’s Registration Statement on Form S-4, which are (or will be, when filed) available on the SEC’s web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.
None of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.
Additional Information and Where to Find It
In connection with the proposed strategic combination, Starburst II plans to file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Sprint, and that also will constitute a prospectus of Starburst II. Sprint will mail the proxy statement/prospectus to its stockholders. INVESTORS ARE URGED TO READ THE PROXY
STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus, as well as other filings containing information about Sprint, SoftBank and Starburst II, will be available, free of charge, from the SEC’s web site (www.sec.gov). Sprint’s SEC filings in connection with the transaction also may be obtained, free of charge, from Sprint’s web site (www.sprint.com) under the tab “About Us – Investors” and then under the heading “Documents and Filings – SEC Filings,” or by directing a request to Sprint, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Shareholder Relations or (913) 794-1091. Starburst
II’s SEC filings in connection with the transaction (when filed) also may be obtained, free of charge, by directing a request to SoftBank, 1-9-1 Higashi-Shimbashi, Minato-ku,
Tokyo 105-7303, Japan; telephone: +81.3.6889.2290; e-mail: ir@SoftBank.co.jp.
Participants in the Merger Solicitation
The respective directors, executive officers and employees of Sprint, SoftBank, Starburst II and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Sprint’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2011.
Other information regarding the interests of such individuals as well as information regarding SoftBank’s and Starburst II’s directors and executive officers will be available in the proxy statement/prospectus when it becomes available. These documents can be obtained free of charge from the sources indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

© 2012 Sprint.  This information is subject to Sprint policies regarding use and is the property of Sprint and/or its relevant affiliates and may contain restricted, confidential or privileged materials intended for the sole use of the intended recipient.
Any review, use, distribution or disclosure is prohibited without authorization.
Quarterly Employee
Meeting
SoftBank investment in Sprint
• Validation of DoJ and FCC decision to maintain a
vibrant U.S. wireless industry investment environment
• Best path to grow shareholder value.
Estimate of 100 shares:
-
55 @ $7.30/share
-
45 shares in new Sprint
• SoftBank brings more than cash
• Sprint emerges as a stronger competitor
3